Exhibit 10.83

SUBORDINATION OF MANAGEMENT AGREEMENT

This SUBORDINATION OF MANAGEMENT AGREEMENT (this “Agreement”), is made as of the 29th day of August, 2012, by and among HARBOR VILLAGES MANAGEMENT, LLC, a Florida limited liability company (“Manager”), CHT HARBORCHASE TRS TENANT CORP., a Delaware corporation (“Borrower”), and SYNOVUS BANK, a Georgia state banking corporation (together with its successors and assigns, “Lender”).

RECITALS:

A. CHT HARBORCHASE ASSISTED LIVING OWNER, LLC, a Delaware limited liability company (as the context requires, the “Owner” or “Borrower”) is indebted to Lender for a loan in the original principal amount of up to Seventeen Million Three Hundred Twenty-Eight Thousand Twenty-Seven and 00/100 Dollars ($17,328,027.00) (the “Loan”) with respect to an assisted living/memory care facility to be known as HarborChase of Villages Crossing (the “Facility”), to be constructed on certain real property in Sumter County, Florida more particularly described on Exhibit “A” attached hereto (the “Property”). The Loan is evidenced by a certain Loan Agreement by and between Owner and Lender (the “Loan Agreement”) of even date herewith, secured by, among other things, a certain Mortgage and Security Agreement from Owner in favor of Lender (the “Security Instrument”) of even date herewith, granting, and creating, among other things, a first lien on the Property (which Loan Agreement and Security Instrument, together with certain other documents executed and delivered in connection with the Loan and all renewals, supplements or amendments thereto or a part thereof, are hereinafter collectively referred to as the “Loan Documents”).

B. Owner has entered into a Lease Agreement with Lessee dated as of August 29, 2012 (as the same may be amended from time to time, subject to any restriction set forth in the applicable Loan Documents, the “Operating Lease”) with respect to the Facility. Lessee has entered into a Pre-Opening Services and Management Agreement dated as of August 29, 2012 (as the same may be amended from time to time, subject to any restriction set forth in the applicable Loan Documents, the “Management Agreement”), pursuant to which Manager will provide pre-opening services and management services with respect to the Facility once the same is opened for business.

C. As a condition precedent to making the Loan, Lender requires certain agreements from Manager and Lessee with respect to the Management Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the Recitals set forth above and the covenants of the parties hereto, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to Lender to make the Loan, the parties hereto do mutually agree as follows:

1. Subordination. The Management Agreement and all unaccrued, and accrued but unpaid, fees of any kind now or from time to time hereafter owing to Manager thereunder, including, without limitation, the “Operating Fee,” the “Pre-Opening Services Fee,” the “Incentive Fee,” and the “Subordinated Operating Fee” (collectively, the “Management Fees”) shall be subordinate to the Loan, all interest thereon and all other amounts from time to time payable by Borrower to Lender. Any amendments heretofore or hereafter made to any of the Loan Documents (as defined in the Loan Agreement) other than this Agreement shall not require the consent of Manager.

2. Management Fees. Prior to an Event of Default (as defined in the Loan Agreement), the Lessee shall be entitled to pay, and Manager shall be entitled to receive the Management Fees. Furthermore, Manager and Lessee agree with Lender that (a) they will not modify the method for calculating the fees, expenses and other amounts payable to Manager and will not modify or amend any other material term of the Management Agreement, and (b) they will not accrue fees, expenses and other amounts in excess of one (1) month (other than the Subordinated Operating Fee, which may be accrued in accordance with the provisions of the Management Agreement), unless, in all of the foregoing cases, they have obtained the prior written consent of Lender, which consent may be withheld. Lessee and Manager further agree that they will give Lender thirty (30) days prior written notice of any termination of the Management Agreement. Lessee agrees that on or before the expiration of said thirty (30) day period it will enter into a new Management Agreement with a manager acceptable to Lender in its sole discretion, on such terms and conditions, as are reasonably acceptable to Lender. Any such replacement manager must execute a Subordination of Management Agreement in form and content reasonably acceptable to Lender. Following an Event of Default, under Sections 7.1(a), (b), (c), (d), (e), (f), (i), (j), (l), (m), (n), or, at to the Borrower, Guarantor, or Lessee only, (g) and (h) of the Loan Agreement, and prior to the termination of the Management Agreement, provided there is no default by Manager under the Management Agreement, Manager shall be entitled to receive the Management Fees.

3. Termination of Management Agreement. Lender may, at its option, elect to terminate or require Lessee to terminate the Management Agreement without any obligation of Lender to Manager, but without affecting Manager’s rights against Borrower, subject to the subordination contained herein, upon the occurrence of any of the following events:

(a) a default or an event of default by Manager under the Management Agreement which is not cured within applicable cure periods provided under the Management Agreement; or

(b) an Event of Default caused by Manager arising from the failure to be corrected within the time deadlines set by applicable Medicare, Medicaid (if applicable), or any other licensing agency which results in a termination of the Medicaid or Medicare contract or a termination (summary or otherwise) of the Facility’s license, irrespective of whether or not an appeal from such action has been filed; or

(c) an Event of Default caused by Manager arising from a ban on new admissions generally or on admission of residents otherwise qualifying for Medicaid or Medicare coverage, which is not corrected within the time deadlines set by the applicable Medicaid, Medicare, or other licensing agency (including any extensions granted by, or plans of correction accepted by, such agencies).

All licenses, certificates of need, Medicare and Medicaid reimbursement agreements (if any) and rights thereunder, patient contracts, resident agreements, insurance reimbursement agreements and rights thereunder, and accounts, of or relating to the Property or the Facility, shall be considered as property of the then owner of the Property and shall be subject to Lender’s lien upon and security interest in the Property and in other collateral for the obligations of Owner and Lessee to Lender.

Notwithstanding the foregoing to the contrary, Lender shall not require Lessee to terminate, nor shall Lender exercise its rights to terminate, the Management Agreement until such time as (A) Borrower or Lessee has engaged a replacement property manager or operator acceptable to Lender’s in Lender’s sole discretion (exercised in good faith), which such replacement manager has satisfactory financial capability and creditworthiness, reputation and experience in the operation, management and leasing of similar properties and is legally permitted to operate the Facility, which is not an affiliate of Borrower or Lessee and, if requested by CNL Healthcare Trust, Inc. in order to satisfy applicable REIT qualification tests, is and at all times will be an “eligible independent contractor” as defined in Section 856(b) of the Internal Revenue Code of 1986, as amended and the regulations thereunder, and (B) such replacement property manager has executed a property management agreement in form acceptable to Lender in Lender’s sole discretion (exercised in good faith) and has delivered a subordination of same in form acceptable to Lender in Lender’s sole discretion (exercised in good faith).

4. Financial Statements Manager shall provide to Lender the following financial statements and information on a continuing basis during the term of the Loan:

(a) Within forty-five (45) days after the end of each quarter following such time as the Facility opens for business, unaudited interim financial statements of the operations of the Facility, certified as true and correct by a financial officer of the Manager, prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended and for the fiscal year to date.

(b) Within forty-five (45) days after the end of each quarter following such time as the Facility opens for business, a statement of the number of unit days available and the actual unit days incurred for such quarter, as well as a statement of the number of resident days available and the actual resident days incurred for such quarter, together with quarterly census information of the Facility as of the end of such month in sufficient detail to show resident -mix (i.e., private, Medicare, Medicaid, and V.A.) on a daily average basis for such year through the end of such quarter, certified by the chief financial officer of Manager to be true and correct.

(c) If and to the extent hereafter applicable, within ten (10) days after filing or receipt, all Medicaid cost reports and any amendments thereto filed with respect to the Facility and all responses, audit reports, or other inquiries with respect to such cost reports.

(d) If and to the extent hereafter applicable, within ten (10) days after receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

(e) If and to the extent hereafter applicable, within ten (10) days after receipt, a copy of the “Medicaid Rate Calculation Worksheet” (or the equivalent thereof) from the applicable agency.

(f) If and to the extent hereafter applicable, within ten (10) days of receipt, a statement of the number of resident days for which the Facility has received the Medicare default rate for any applicable period. For purposes herein, “default rate” shall have the meaning ascribed to it in that certain applicable Medicare rate notification letter prepared in connection with any review or survey of the Facility.

(g) Within three (3) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies, including but not limited to, that the Facility’s license is being downgraded to a substandard category, revoked or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke or suspend the Facility’s license or certification.

(h) If requested by Lender, evidence of payment by Manager of any applicable provider bed taxes or similar taxes, which taxes Manager agrees to pay.

(i) Within one hundred twenty (120) days after the end of the Facility’s fiscal year, and more frequently, if requested by Lender, an aged accounts receivable report for the Facility in sufficient detail to show amounts due from each class of resident-mix, if applicable (i.e., private, Medicare, Medicaid and V.A.), by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

Lender further reserves the right to require such other financial information of Manager and/or the Facility, at such other times (including monthly or more frequently) as it shall deem reasonably necessary. All financial statements must be in the form and detail as Lender shall from time to time reasonably request.

Manager will, upon written request and to the extent permitted by applicable law, furnish promptly to Lender, at Lender’s office at copies of all leases, patient and resident agreements, books, records, monthly reports, statements of account, budgets, licenses, Medicare and Medicaid reimbursement agreements, and other items which Manager is required to maintain under the Management Agreement or which Manager maintains for its own purposes with respect to the Facility, and, upon an Event of Default, Manager will furnish promptly to Lender evidence of deposits and withdrawals from any account in which payments (including payments from Medicare, Medicaid, and/or private insurance) relating to the Facility are deposited.

At the time of furnishing the quarterly operating statements required under Section 4(b) herein, Manager shall furnish to Lender a compliance certificate in the form attached hereto as Exhibit “B” executed by a financial officer of Manager.

5. Remedies of Manager. Upon any termination of the Management Agreement, Manager may pursue those remedies set forth in the Management Agreement with regard to the Lessee, so long as all such rights and remedies are subordinate to Lender’s rights and remedies hereunder and pursuant to the Loan Agreement. Upon termination of the Management Agreement, Manager shall have no right of specific performance so long as Lender has a lien or charge upon the Property or income from or relating to the Property or has foreclosed upon the Property or accepted a deed in lieu of foreclosure with respect to the Property.

6. Default by Lessee. Manager will promptly notify Lender of any material default by Lessee or termination by Lessee under or with respect to the Management Agreement. No termination (except as otherwise expressly permitted herein) or modification of the Management Agreement, or any other agreement between Lessee and Manager relative to the Property will be valid or effective unless Lender’s consent is first obtained.

7. Modification of Management Agreement. If Manager and Lessee should modify the Management Agreement or enter into a new management agreement, it shall be subject to all provisions hereof relating to the Management Agreement.

8. Nonpermitted Payments. If, prior to the termination of this Agreement, the Manager receives payment of or security for any Management Fees not permitted by this Agreement, the Manager shall forthwith deliver such payment or security to Lender in precisely the form received (except for the Manager’s endorsement when necessary) for application to the Loan in such manner as Lender shall elect, and until so delivered such payment or security shall be held in trust by the Manager as the property of Lender. In the event of the failure of a Manager to endorse any instrument for the payment of money so received, Lender is hereby appointed attorney-in-fact, which is coupled with an interest, for the Manager with full power to make such endorsement and with full power of substitution.

9. Representations and Warranties. Manager represents and warrants to Lender as follows:

(a) A true and correct copy of the Management Agreement executed by Lessee and Manager with respect to the Property is attached as Exhibit “C;”

(b) To the best of Manager’s knowledge, there exists no default or event of default under the Management Agreement;

(c) Manager is a limited liability company duly organized, validly existing and in good standing under the laws of Florida, and is in good standing under the laws of the State of Florida;.

(d) Manager has all requisite power and authority to execute and deliver this Agreement and the Management Agreement;

(e) Manager has taken all action necessary to authorize its execution, delivery and performance of this Agreement and the Management Agreement, and the execution, delivery and performance of the respective terms thereof will not violate, conflict with, or constitute any default under any law, government regulation, the organizational documents of Manager, or any other agreement or instrument binding upon it;

(f) this Agreement and the Management Agreement are legal, valid and binding obligations of the Manager and enforceable against it in accordance with their respective terms; and

(g) no consent, approval, or authorization of, or registration or declaration with, any governmental authority is required in connection with the execution, delivery and performance by the Manager of this Agreement or the Management Agreement.

10. Severability. In the event any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed hereon by any court, this Agreement shall be construed as not containing such provision, and the invalidity of such provision shall not affect any other provisions which are otherwise lawful and valid and shall remain in full force and effect.

11. No Waiver. The failure at any time or times to require strict performance of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument heretofore, now or hereafter executed by the Lessee or Manager and delivered to the Lender shall not waive, affect or diminish any right of the Lender to thereafter demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms and conditions contained in such agreements, documents and other instruments, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained in this Agreement or in any other agreement, document or instrument heretofore, now or hereafter executed by the Lessee or the Manager and delivered to the Lender shall be deemed to have been waived by any act or knowledge of the Lender, its agents, officers or employees, but only by an instrument in writing signed by an officer of the Lender and directed to the Lessee and Manager specifying such waiver.

12. Costs and Expenses. In the event that at any time or times hereafter the Lender employs counsel to enforce this Agreement and/or to commence, defend, intervene, file a petition, complaint, answer, motion or other pleading or take any other action with respect to any suit or proceeding relating to this Agreement or any other agreement, instrument or document heretofore, now or hereafter executed by the Manager and delivered to the Lender with respect to the Lessee, the Manager, the Management Agreement or this Agreement, or to represent Lender in any litigation with respect to the affairs of the Manager or to enforce any rights of the Lender or the obligations of Lessee, Manager or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement, then in any such events all the actual attorneys’ fees arising from such service, including attorneys’ fees in appellate and bankruptcy proceedings, and all expenses, costs or charges relating thereto shall be due and payable to Lender by Lessee upon Lender’s demand. Nothing contained in this paragraph shall limit Manager’s or Lessee’s right to seek reimbursement from one another for all costs and expenses incurred in connection with any proceedings relating to this Agreement or the Management Agreement pursuant to the terms of any agreement or applicable law, but in no event shall Lender be obligated to pay any such costs and expenses or reimburse any party therefor.

13. Notice. All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement or by applicable law shall be in writing and shall be deemed to have been properly given or served and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in the United States mail, postage prepaid and registered or certified with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If given to Lessee:

CHT Harborchase TRS Tenant Corp.

c/o CNL Healthcare Trust, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Attention:	Joseph T. Johnson, SVP and CFO and
Holly J. Greer, SVP and General Counsel

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 N. Eola Drive

Orlando, Florida 32801

Attn: Peter Luis Lopez, Esq.

If given to Manager:

Harbor Villages Management, LLC

1440 Highway A1A

Vero Beach, Florida 32963

Attn: Timothy Smick

with a copy to:

Foley & Lardner LLP

111 N. Orange Avenue, Suite 1800

Orlando, Florida 32801

Attn: Michael Okaty, Esq.

If to Lender:

Synovus Bank

800 Shades Creek Parkway

Suite 375

Birmingham, Alabama 35209

Attn: Senior Housing and Healthcare Lending

with a copy to:

Gail Livingston Mills, Esq.

Burr & Forman LLP

420 North 20th Street

Suite 3400

Birmingham, Alabama 35203

or at such other single address in the United States as Borrower, Lender or Manager may by notice in writing designate for notice.

14. Supersedes Management Agreement. This Agreement shall be deemed to supersede any conflicting provisions of the Management Agreement.

15. Successors and Assigns. This Agreement shall be binding upon Manager and Lessee and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one agreement.

16. Governing Law. THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

17. WAIVER OF JURY TRIAL. LESSEE, MANAGER AND LENDER HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND LESSEE AND/OR MANAGER WITH RESPECT TO THE LOAN DOCUMENTS AND/OR THE LOAN OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. LESSEE, MANAGER AND LENDER AGREE THAT ANY PARTY HERETO MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF LESSEE, MANAGER AND LENDER IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN LESSEE AND/OR MANAGER WITH LENDER OR BETWEEN LENDER AND LESSEE AND/OR MANAGER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK].

IN WITNESS WHEREOF, Lessee, Manager and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

Signed, sealed and delivered in the presence of:		CHT HARBORCHASE TRS TENANT CORP., a Delaware corporation

/s/ Carla S. Love		BY:	/s/ Joshua J. Taube
Print Name:	Carla S. Love		Joshua J. Taube, Vice President

/s/ Cathleen A. Coffey
Print Name:	Cathleen A. Coffey

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 29th day of August, 2012, by Joshua J. Taube, as Vice President of CHT Harborchase TRS Tenant Corp., a Delaware corporation. He is personally known to me or has produced                                          as identification and did not take an oath.

/s/ Cathleen A. Coffey
Print Name: Cathleen A. Coffey
Notary Public
[NOTARY STAMP OR SEAL]	My Commission Expires:	9/24/2013

[SIGNATURES CONTINUED]

MANAGER:

Signed, sealed and delivered in the presence of:		HARBOR VILLAGES MANAGEMENT, LLC, a Florida limited liability company

/s/ Tracey Zacks		By:	/s/ Timothy S. Smick
Print Name:	Tracey Zacks	Print Name:	Timothy S. Smick
		Its:	CEO
/s/ Kathy Thom French
Print Name:	Kathy Thom French

STATE OF FLORIDA

COUNTY OF INDIAN RIVER

The foregoing instrument was acknowledged before me this 27th day of August, 2012, by Timothy S. Smick, as CED of Harbor Villages Management, LLC, a Florida limited liability company. He is personally known to me or has produced                                          as identification and did not take an oath.

/s/ Donna M. Dorsey
Print Name: Donna M. Dorsey
Notary Public
[NOTARY STAMP OR SEAL]	My Commission Expires:	5/16/2014

[SIGNATURES CONTINUED]

LENDER:

Signed, sealed and delivered in the presence of:		SYNOVUS BANK, a Georgia banking corporation

/s/ Kathryn H. Buchanan		By:	/s/ Malana C. Bryant
Print Name:	Kathryn H. Buchanan	Malana C. Bryant
Its Director
/s/ Dan W. Tyson
Print Name:	Dan W. Tyson

STATE OF ALABAMA

COUNTY OF JEFFERSON

The foregoing instrument was acknowledged before me this 28th day of August, 2012, by Malana C. Bryant, as Director of Synovus Bank, a Georgia banking corporation. She is personally known to me or has produced                                          as identification and did not take an oath.

/s/ Laura T. Knight
Print Name: Laura T. Knight
Notary Public
[NOTARY STAMP OR SEAL]	My Commission Expires:	3/15/15

EXHIBIT “A”

LEGAL DESCRIPTION

[Intentionally Omitted]

EXHIBIT “B”

COMPLIANCE CERTIFICATE

[Intentionally Omitted]

EXHIBIT “C”

COPY OF MANAGEMENT AGREEMENT — SEE ATTACHED

[Intentionally Omitted]